Exhibit 3.21

Control No. 0218570

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

FIDELITY NATIONAL TRANSACTION

SERVICES, INC

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on 03/01/2011 changing its name to

CERTEGY TRANSACTION SERVICES, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on March 1, 2011

/s/ Brian P. Kemp
Briarn P. Kemp
Secretary of State

Control No: 0218570 Date Filed: 03/01/211 08:00 AM Brian P. Kemp Secretary of State

ARTICLES OF AMENDMENT

OF

FIDELITY NATIONAL TRANSACTION SERVICES, INC.

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is Fidelity National Transaction Services, Inc. The Corporation was incorporated on April 5, 2002 and assigned Control Number 0218570.

2.

Resolutions approving the amendment to change the name of the Corporation, from Fidelity National Transaction Services, Inc. to Certegy Transaction Services, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on February 23, 2011, without shareholder action. Pursuant to O.C.G.A. Section 14-2-1002, shareholder action was not required.

3.

The name of the Corporation is hereby changed from Fidelity National Transaction Services, Inc. to Certegy Transaction Services, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is:

Certegy Transaction Services, Inc.”

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment therefor has been made.

State of Georgia Name Change 3 Page(s) T1106211536

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 23 day of February, 2011.

Fidelity National Transaction Services, Inc.
Hereafter to be known as:
Certegy Transaction Services, Inc.

By:	/s/ Lynn V. Cravey
Lynn V. Cravey
Vice President, Secretary and Treasurer

2011 MAR-1 PM 12:12

SECRETARY OF STATE

CORPORATIONS DIVISION

Control No. 0218570

STATE OF GEORGIA

Secretary of State

Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530

Certified Copy

I, Brian P. Kemp, Secretary of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed under the name of

FIDELITY NATIONAL TRANSACTION SERVICES, INC.

Domestic Profit Corporation

Said entity was formed in the jurisdiction set forth above and has filed in the Office of Secretary of State on the 5th day of April, 2002 its certificate of limited partnership, articles of incorporation, articles of association, articles of organization or application for certificate of authority to transact business in Georgia. This Certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

Brian P. Kemp Secretary of State

STATE OF GEORGIA 1776

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 18th day of June, 2010

Certification Number: 5992324-1 Reference:

Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp

Control No. 0218570

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

AMENDMENT

NAME CHANGE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

CERTEGY TRANSACTION SERVICES, INC.

a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State changing its name to

FIDELITY NATIONAL TRANSACTION SERVICES, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on May 8, 2006

/s/ Cathy Cox
Cathy Cox
STATE OF GEORGIA [SEAL]	Secretary of State

Control No: 0218570 Date Filed: 05/08/2006 12:00 AM Cathy Cox Secretary of State

ARTICLES OF AMENDMENT

OF

CERTEGY TRANSACTION SERVICES, INC.

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is Certegy Transaction Services, Inc. The Corporation was incorporated on April 5, 2002 and assigned Control Number 0218570.

2.

Resolutions approving the amendment to change the name of the Corporation from Certegy Transaction Services, Inc. to Fidelity National Transaction Services, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on May 4, 2006, without shareholder action. Pursuant to O.C.G.A. Section 14-2- 1002, shareholder action with respect to the amendment was not required.

3.

The name of the Corporation is hereby changed from Certegy Transaction Services, Inc. to Fidelity National Transaction Services, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is:

Fidelity National Transaction Services, Inc.”

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment therefor has been made.

State of Georgia Name Change 2 Page(s) T0614324011

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 4th day of May, 2006.

Certegy Transaction Services, Inc.
hereafter to be known as:
Fidelity National Transaction Services, Inc.

By:	/s/ Michael L. Gravelle
Michael L. Gravelle, Senior Vice
President, General Counsel and Assistant Secretary

SECRETARY OF STATE 2006 JUN 15 A 10:55 CORPORATIONS DIVISION	SECRETARY OF STATE 2006 MAY-8 A 11:18 CORPORATIONS DIVISION

STATE OF GEORGIA [SEAL]

OFFICE OF

INSURANCE AND SAFETY FIRE COMMISSIONER

JOHN W. OXENDINE COMMISSIONER OF INSURANCE SAFETY FIRE COMMISSIONER INDUSTRIAL LOAN COMMISSIONER COMPTROLLER GENERAL	June 12, 2006	SEVENTH FLOOR. WEST TOWER FLOYD BUILDING 2 MARTIN LUTHER KING, JR., DRIVE ATLANTA, GEORGIA 30334 (404) 656-2056 TDD# (404) 856-1031 www.gainsurance.org

Marcia Glick

Vice President and Asst. Secretary

Fidelity National Information Services

601 Riverside Ave.

Jacksonville, FL 32204

RE: Name Approval

Dear Sir or Madam:

We are in receipt of your letter, wherein a name approval was requested. The approval of this commission is hereby granted for use of the name:

“FIDELITY NATIONAL TRANSACTION SERVICES, INC.”

This is not meant to imply that this name is available to you. That assurance can come only from the Secretary of State.

Sincerely,

/s/ Kimberly Raper
Kimberly Raper Financial Analyst Regulatory Services Division

THE OFFICE OF INSURANCE AND SAFETY FIRE COMMISSIONER DOES NOT DISCRIMINATE ON THE BASIS OF RACE, COLOR, NATIONAL ORIGIN SEX, RELIGION, AGE OR DISABILITY IN EMPLOYMENT OR THE PROVISION OF PROGRAMS OR SERVICES

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	0218570
	EFFECTIVE DATE	:	04/05/2002
	COUNTY	:	GEORGIA
	REFERENCE	:	0093
	PRINT DATE	:	04/15/2002
	FORM NUMBER	:	311

CSC NETWORKS, INC.

DAVID HOLCOMB

900 OLD ROSWELL LAKES PKWY.#310

ROSWELL, GA 30076

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

CERTEGY TRANSACTION SERVICES, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

STATE OF GEORGIA [SEAL]

/s/ Cathy Cox
Cathy Cox
Secretary of State

Articles of Incorporation

Of

CERTEGY TRANSACTION SERVICES, INC.

Article 1.

The name of the corporation is CERTEGY TRANSACTON SERVICES, INC.

Article 2.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

Article 3.

The duration of the corporation shall be perpetual.

Article 4.

The corporation is organized for profit and is organized for the purpose of engaging in any lawful business. The corporation shall have all of the general powers granted to corporations organized under the Georgia Business Corporation Code, whether granted by specific statutory authority or by construction of law.

Article 5.

The corporation is authorized to issue 500 shares at 1.00 par value per share.

Article 6.

The street address of the registered office is 4845 Jimmy Carter Boulevard, Norcross, Georgia 30093, in Gwinnett County. The registered agent at such address is Corporation Service Company.

Article 7.

The name and address of each incorporator is:

CORPORATION SERVICE COMPANY, 1201 HAYS STREET, TALLAHASSEE, FL 32301

Article 8.

The initial board of directors shall consist of 3 member(s). The name(s) and address(es) of each director is:

JEFFERY S. CARBIENER, 11601 N. ROOSEVELT BOULEVARD, ST. PETERSBURG, FL 33716

WALTER M. KORCHUN, 11601 N. ROOSEVELT BOULEVARD, ST. PETERSBURG, FL 33716

MICHAEL E. SAX, 11601 N. ROOSEVELT BOULEVARD, ST. PETERSBURG, FL 33716

Article 9.

The principal mailing address of the corporation is	11720 AMBER PARK DRIVE
SUITE 600
ALPHARETTA, GA 30004

Article 10.

This Article constitutes an undertaking by the corporation to publish a notice of the filing of these Articles of Incorporation as required by the provisions of subsection (b) of Section 14-2-201.1 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation. This 4th day of April, 2002.

Corporation Service Company Corporation Service Company, Incorporator

By:	/s/ LYNETTE COLEMAN
Name of Officer: LYNETTE COLEMAN
Title of Officer: ASST. VICE PRESIDENT

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the Internet

http://www.sos.state.ga.us/corporations

STATE OF GEORGIA

1776

CATHY COX

Secretary of State

WARREN RARY

Director

QUINTILIS B. ROBINSON

Deputy Director

TRANSMITTAL INFORMATION

GEORGIA PROFIT OR NONPROFIT CORPORATIONS

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET#

PENDING # P443015

CONTROL#

DOCKET CODE

DATE FILED 415102

AMOUNT RECEIVED

CHECK/RECEIPT #

TYPE CODE

EXAMINER

JURISDICTION (COUNTY) CODE 67

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1. 21050800

Corporate Name Reservation Number

CERTEGY TRANSACTION SERVICES, INC.

Corporate Name

2. CORPORATION SERVICE COMPANY 850-521-1000

Applicant/Attorney Telephone Number

1201 HAYS STREET

Address

TALLAHASSEE FL 32301

City State Zip Code

3. Mail or deliver to the Secretary of State, at the above address, the following:

1) This transmittal form

2) Original and one copy of the Articles of Incorporation

3) Filing fee of $60.00 payable to Secretary of State. Filing fees are NON-refundable.

I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publication fee of $40.00 has been or will be mailed or delivered to the official organ of the county where the initial registered office of the corporation is to be located. (The Clerk of Superior Court can advise you of the official organ in a particular county.)

Corporation Service Company

By: LYNETTE COLEMAN APRIL 4, 2002

Authorized Signature Date

Name of Officer: LYNETTE COLEMAN

Title of Officer: ASST. VICE PRESIDENT

Business entity information via the Internet: http://www.sos.state.ga.us/corporations/

FORM 227